AMENDMENT NO. 1

to

STRUCTURED ASSET INVESTMENT LOAN TRUST

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2005-1

TRUST AGREEMENT

among

STRUCTURED ASSET SECURITIES CORPORATION,

as Depositor

AURORA LOAN SERVICES LLC,

as Master Servicer

WELLS FARGO BANK, N.A.

as Securities Administrator

and

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

(Effective January 1, 2005)

            This Amendment No. 1 (this “Amendment No. 1”) to the Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2005-1 Trust Agreement, dated and effective as of January 1, 2005, by and among Structured Asset Securities Corporation, as depositor (the “Depositor”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) and LaSalle Bank National Association, as trustee (the “Trustee”), recites and provides as follows:

RECITALS

            WHEREAS, in connection with the issuance of the Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2005-1 (the “Certificates”), the Depositor, the Master Servicer, the Securities Administrator, The Murrayhill Company, as credit risk manager (the “Credit Risk Manager”), and the Trustee, have entered into a Trust Agreement, dated as of January 1, 2005 (the “Trust Agreement”), for the purpose of creating a trust fund (the “Trust Fund”), the assets of which consist primarily of three pools of Mortgage Loans;

            WHEREAS, the Depositor, the Master Servicer, the Securities Administrator and the Trustee desire to amend the Trust Agreement as provided herein;

            WHEREAS, Section 11.03 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of any NIMS Insurer, but without the consent of the Credit Risk Manager or the Swap Counterparty except to the extent that the rights or obligations of the Credit Risk Manager or Swap Counterparty, respectively, hereunder are directly affected thereby, and without notice to or consent of any of the Holders of Certificates, in order to, among other things, cause the provisions of the Trust Agreement to conform to or be consistent with any Offering Document, provided such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, does not adversely affect the status of any REMIC created pursuant to the Trust Agreement, nor adversely affect in any material respect the interests of any Holder of Certificates;

            WHEREAS, a NIMS Insurer does not exist with respect to the NIM Securities;

            WHEREAS, the rights and obligations of the Credit Risk Manager under the Trust Agreement are not affected by this Amendment No. 1;

            WHEREAS, the rights and obligations of the Swap Counterparty under the Trust Agreement are not affected by this Amendment No. 1; and

            WHEREAS, the Trustee has received the Opinion of Counsel required pursuant to Section 11.03 in the form annexed as Exhibit A hereto;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I

AMENDMENTS TO THE TRUST AGREEMENT

Section 1.01    Amendment to Preliminary Statement.

            Footnotes (17) and (18) to the table under the caption “Certificates:” in the Preliminary Statement of the Trust Agreement are hereby amended and restated in their entirety to read as follows:

(17)      The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M9 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.300% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M9 Certificates will be LIBOR plus 3.450%.  For purposes of the REMIC Provisions, the Class M9 Certificates shall represent beneficial ownership of the Class LT5-M9 Interest in REMIC 5.  Any amount distributed on the Class M9 Certificates on any Distribution Date in excess of the amount distributable on the LT5-M9 Interest on such Distribution Date shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on the Class LT5-M9 Lower Tier Interest in REMIC 5 on such Distribution Date in excess of the amount distributable on the Class M9 Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(18)      The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.500% and (ii) the Subordinate Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B Certificates will be LIBOR plus 3.750%.  For purposes of the REMIC Provisions, the Class B Certificates shall represent beneficial ownership of the Class LT5-B Interest in REMIC 5.  Any amount distributed on the Class B Certificates on any Distribution Date in excess of the amount distributable on the LT5-B Interest on such Distribution Date shall be treated as having been paid from the Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on the Class LT5-B Lower Tier Interest in REMIC 5 on such Distribution Date in excess of the amount distributable on the Class B Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof

Section 1.02    Amendment to Section 1.01.

            The definition of “Restricted Certificate” in Section 1.01 of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

            Restricted Certificate:  Any Privately Offered Certificate or any Class P, Class X or Class R Certificate.

Section 1.03    Amendment to Section 11.07.

            Clause (g) of Section 11.07 of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

            (g) in the case of the Swap Counterparty, Lehman Brothers Special Financing Inc., 745 Seventh Avenue, 7th Floor, New York, NY 10019, Attention:  Mortgage Finance SAIL 2005-1,

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01    Capitalized Terms.

            For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Trust Agreement have the meanings specified in the Trust Agreement.

Section 2.02    Continuing Effect.

            Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03    References to Trust Agreement.

            From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, any Certificate or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04    Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Certificates or the rights of the Holders thereof.

Section 2.05    Counterparts.

            This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together, shall constitute one and the same instrument.

Section 2.06    Binding Nature of Amendment No. 1; Assignment.

            This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.07    Headings Not To Affect Interpretation.

            The headings contained in this Amendment No. 1 are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.08    Effectiveness.

            This Amendment No. 1 shall become effective as of the date first written above.

Section 2.09    Governing Law.

            THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

*  *  *  *  *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                                                        STRUCTURED ASSET SECURITIES

                                                                        CORPORATION, as Depositor

                                                                        By:          /s/Ellen V. Kiernan

                                                                              Name: Ellen V. Kiernan

                                                                              Title:   Senior Vice President

                                                                        AURORA LOAN SERVICES LLC, as Master

                                                                          Servicer

                                                                        By:    /s/E. Todd Whittemore

                                                                        Name: E. Todd Whittemore

                                                                        Title:   Executive Vice President

                                                                        LASALLE BANK NATIONAL ASSOCIATION,

                                                                        as Trustee

                                                                        By:   /s/ Rita Lopez

                                                                                    Name: Rita Lopez

                                                                                    Title:   Assistant Vice President

                                                                        WELLS FARGO BANK, N.A.,

                                                                        as Securities Administrator

                                                                        By:   /s/ Barry Akers

                                                                                    Name: Barry Akers

                                                                                    Title: Vice President

                                                                                                                                    Exhibit A

FORM OF OPINION OF COUNSEL
DELIVERED PURSUANT TO SECTION 11.03

OF THE TRUST AGREEMENT

[[]], 2005
LaSalle Bank National Association 135 S. LaSalle Street Ste. 1625 Chicago, IL 60603

                                    Re:       Amendment No. 1 to Trust Agreement

Ladies and Gentlemen:

            You have requested our opinion in connection with the execution of Amendment No. 1, dated as of January 1, 2005, to the Trust Agreement (the “Original Agreement”) dated as of January 1, 2005 (“Amendment No. 1”), among Structured Asset Securities Corporation, in its capacity as depositor (the “Depositor”), Aurora Loan Services LLC, as master servicer, Wells Fargo Bank, N.A. as securities administrator and LaSalle Bank National Association, as trustee.

            Section 11.03(a)(ii) of the Original Agreement provides that the agreement may be amended from time to time by the parties thereto with the consent of any NIMS Insurer, but without the consent of the Credit Risk Manager or the Swap Counterparty except to the extent that the rights or obligations of the Credit Risk Manager or the Swap Counterparty under the Original Agreement are directly affected thereby, and without notice to or consent of any Holder “to cause the provisions [of the Original Agreement] to conform to or be consistent with . . .  any Offering Document,” and provided that no such amendment shall adversely affect in any material respect the interests of any Holder and provided that such amendment does not adversely affect the status of any REMIC created pursuant to the Original Agreement.  In addition, Section 11.03(a) provides that, prior to entering into any such amendment, the Trustee, any NIMS Insurer and the Swap Counterparty shall be provided with an Opinion of Counsel to the effect that such amendment is permitted under such Section.  As of the date hereof, no NIMS Insurer has insured the NIMS Securities.

            As counsel for the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of officers and other representatives of the Depositor and others.  We have assumed that there is not and will not be at any time any agreement among the parties to Amendment No. 1 that modifies or otherwise supplements the agreements of those parties as expressed in the Original Agreement and Amendment No. 1.

            Capitalized terms used and not defined herein have the meanings assigned to them in the Original Agreement.

            Based upon the foregoing, we are of the opinion that:

            (i)         The execution of Amendment No. 1 is permitted under Section 11.03(a) of the Original Agreement; and

            (ii)        For Federal income tax purposes, the amendment of the Original Agreement by Amendment No. 1 will not cause the imposition of any tax on any REMIC created pursuant to the Original Agreement, or cause any REMIC created under the Original Agreement to fail to qualify as a REMIC within the meaning of Section 860D of the Code at any time the Certificates are outstanding.

            The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A.         Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

B.         With respect to the Original Agreement, Amendment No. 1 and any other instrument or agreement (each, an “Agreement”) executed or to be executed by any party (each, a “Party”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such Party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under each Agreement to which it is a party and (ii) each Agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such Party.

C.         In rendering the opinion set forth in subparagraph (ii) above, we have relied on the Internal Revenue Code of 1986, as amended, U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form, and various judicial and administrative precedents, any or all of which are subject to change, which change may be retroactively effective.  We undertake no obligation to update this opinion in the event of any such changes.

            This letter is solely for your benefit in connection with the transaction described in the first paragraph above and may not be quoted or relied upon by, nor may copies be delivered to, any other person, nor may this letter be relied upon by you for any other purpose, without our prior written consent.

                                                                                    Very truly yours,